Exhibit 10(F)

SECOND AMENDMENT OF
THE DEFERRED COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES OF CARPENTER TECHNOLOGY CORPORATION

THIS SECOND AMENDMENT is made on April 15, 2019, by CARPENTER TECHNOLOGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Deferred Compensation Plan for Officers and Key Employees of Carpenter Technology Corporation (the “Plan”), which was last amended and restated effective as of July 1, 2014 and amended one time since then. The Company wishes to amend the Plan to remove the hardship deferral suspension requirement and to change the entry date for new participants to the first day of the calendar year following the date of hire or the date they become eligible to participate in the Plan.

AMENDMENT

NOW, THEREFORE, effective as of January 1, 2020, the Company does hereby amend the Plan as follows:

1.    By deleting the existing Section 2.2 and substituting therefor the following:

“2.2    Participants. Any Senior Executive who elects to participate in the Plan shall become a Participant in the Plan as of the first day of the Plan Year following the date the Participant becomes employed by a Plan Sponsor or becomes eligible to participate in the Plan and shall enroll in the Plan by the method required by the Plan Administrator. Any Senior Executive receiving Employer Additions shall become a Participant on the date of the initial Employer Addition, if the Participant has not enrolled under the preceding sentence. An individual shall remain a Participant in the Plan until all amounts credited to the Participant’s Account have been distributed to the Participant and the Participant’s Beneficiary.”

2.    By deleting the existing Section 4.4.1.1 and substituting therefor:

“4.4.1.1    Any elections made pursuant to this Section 4.4 may not be modified during the Plan Year to which such election applies, except that a Participant’s elections must cease to apply in the event such Participant receives a distribution from this Plan due to an Unforeseeable Emergency. For Salary Deferrals, Other Cash Deferrals and Employer Additions, described in Sections 4.2.1, 4.2.3 and 4.3 respectively, the Participant must make an election by December 15th of a Plan Year for it to take effect for the next Plan Year.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

[Signatures on following page]

Exhibit 10(F)

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION
By: ____________________________
Title:___________________________

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